SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2002

VISUAL DATA CORPORATION
————————————————
(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
————————————————————————
(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954)917-6655

Not Applicable
————————————
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

             Financial Statements:

(c)	(1)	Consolidated financial statements of Media On Demand.com, Inc. and subsidiaries as of December 31, 2001 and 2000

	(2)	Pro forma balance sheet of Visual Data Corporation as of December 31, 2001 and pro forma income statements for the year ended September 30, 2001 and the three months ended December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: March 22, 2002	By: /s/ Randy S. Selman Randy S. Selman, President and Chief Executive Officer

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2001 and 2000

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MediaOnDemand.com, Inc.:

We have audited the accompanying consolidated balance sheets of MediaOnDemand.com, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediaOnDemand.com, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

New York, New York
February 7, 2002

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 and 2000

ASSETS	2001	2000

CURRENT ASSETS:
Cash and cash equivalents	$79,875	$27,669
Accounts receivable, net of allowance for doubtful accounts of $190,106, and $96,625, respectively	417,988	1,447,143
Prepaid expenses and other current assets	31,057	45,652

Total current assets	528,920	1,520,464
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $1,628,631 and $837,871, respectively	1,216,109	1,722,750
GOODWILL, net of accumulated amortization of $1,615,313 and $1,048,671, respectively	142,913	709,555
OTHER ASSETS	64,653	52,635

Total assets	$1,952,595	$4,005,404

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,347,750	$1,166,417
Accrued expenses	162,969	351,704
Deferred revenue	69,222	62,945
Loans payable	335,000	54,303
Due to stockholder	—	209,142
Current obligation under capital leases	463,111	230,644

Total current liabilities	2,378,052	2,075,155
DEFERRED RENT	78,487	68,121
OBLIGATION UNDER CAPITAL LEASES	330,559	320,877

Total liabilities	2,787,098	2,464,153

Preferred stock Series B; $.01 par value; 193,050 shares authorized, 193,050 issued and outstanding	1,000,000	1,000,000
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock Series A; $.01 par value; 2,000,000 shares authorized, 569,375 issued and outstanding	5,694	5,694
Preferred stock Series C; $.01 par value; 7,000,000 shares authorized, 1,820,000 and none issued and outstanding, respectively	18,200	—
Common stock; $0.01 par value; 40,000,000 and 20,000,000 shares authorized, respectively; 12,697,824 and 11,460,925 shares issued and outstanding, respectively	126,781	114,412
Additional paid-in capital	11,943,903	10,023,747
Accumulated deficit	(13,929,081)	(9,602,602)

Total stockholders’ equity (deficit)	(1,834,503)	541,251

Total liabilities and stockholders’ equity (deficit)	$1,952,595	$4,005,404

The accompanying notes are an integral part of these statements.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000

	2001	2000

NET REVENUES	$3,403,449	$4,464,249

OPERATING EXPENSES	6,932,338	9,413,709
AMORTIZATION OF GOODWILL	566,600	619,386

Total operating costs and expenses	7,498,938	10,033,095

Loss from operations	(4,095,489)	(5,568,846)
INTEREST EXPENSE, net	(149,818)	(63,104)
OTHER EXPENSE	(81,172)	(82,726)

Net loss	$(4,326,479)	$(5,714,676)

The accompanying notes are an integral part of these statements.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000

	Common Stock		Preferred Series A		Preferred Series C

	Number of		Number of		Number of		Additional	Treasury Stock,	Accumulated
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Paid-In Capital	at Cost	Deficit	Total

BALANCE, December 31, 1999	11,007,444	$109,877	—	$—	—	$—	$6,028,679	$(16,000)	$(3,887,926)	$2,234,630
Issuance of preferred stock	—	—	569,375	5,694	—	—	1,816,306	—	—	1,822,000
Issuance of common stock	393,481	3,935	—	—	—	—	2,042,163	—	—	2,046,098
Acquisition of TPG	—	—	—	—	—	—	47,199	16,000	—	63,199
Exercise of stock options, net of tax benefit	60,000	600	—	—	—	—	89,400	—	—	90,000
Net loss	—	—	—	—	—	—	—	—	(5,714,676)	(5,714,676)

BALANCE, December 31, 2000	11,460,925	114,412	569,375	5,694	—	—	10,023,747	—	(9,602,602)	541,251
Issuance of common stock	1,216,064	12,161	—	—	—	—	1,386,314	—	—	1,398,475
Issuance of preferred stock	—	—	—	—	1,820,000	18,200	527,800	—	—	546,000
Issuance of common stock for services	20,835	208	—	—	—	—	6,042	—	—	6,250
Net loss	—	—	—	—	—	—	—	—	(4,326,479)	(4,326,479)

BALANCE, December 31, 2001	12,697,824	$126,781	569,375	$5,694	1,820,000	$18,200	$11,943,903	$—	$(13,929,081)	$(1,834,503)

The accompanying notes are an integral part of these statements.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000

	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,326,479)	$(5,714,676)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,388,235	1,147,735
Issuance of common stock for services	6,250	—
Write-off of Manhattan Microwave property and notes payable	77,513	—
Provision for doubtful accounts	93,481	69,625
Changes in operating assets and liabilities:
Accounts receivable	907,024	(1,259,463)
Prepaid expenses and other current assets	4,595	(30,673)
Accounts payable and accrued expenses	(30,530)	953,902
Other current liabilities	10,366	31,887
Deferred revenue	6,277	62,945

Net cash used in operating activities	(1,863,268)	(4,738,718)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (Increase) in deposits	(12,018)	13,434
Acquisition of Manhattan Microwave, net of cash acquired	—	(69,854)
Acquisition of The Production Group, net of cash acquired	—	(167,524)
Purchase of property and equipment	(123,418)	(716,140)

Cash used in investing activities	(135,436)	(940,084)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	—	90,000
Proceeds from loans payable	335,000	—
Payment of capital lease obligations	(304,118)	(207,634)
Proceeds from issuance of preferred stock, net of issuance costs	546,000	2,822,000
Proceeds from issuance of common stock, net of issuance costs	1,398,475	2,046,098
Proceeds from capital leases	75,553	24,333

Net cash provided by financing activities	2,050,910	4,774,797

Net increase (decrease) in cash and cash equivalents	52,206	(904,005)
CASH AND CASH EQUIVALENTS, beginning of year	27,669	931,674

CASH AND CASH EQUIVALENTS, end of year	$79,875	$27,669

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$118,862	$81,586
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net assets acquired from Manhattan Microwave through issuance of loans payable	$—	$54,303
Net assets acquired from The Production Group through issuance of treasury stock	—	63,199
Capital lease obligations incurred	261,572	406,726
Property and equipment included in due to stockholder	—	16,788
Property and equipment included in accounts payable	23,128	194,326

The accompanying notes are an integral part of these statements.

MEDIA ON DEMAND.COM., INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

1.	ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MediaOnDemand.com, Inc. and Subsidiaries (the “Company”) provides its customers with vertically integrated streaming media solutions, from onsite production through delivery to end-users. These solutions include original production, editing, and digital encoding of audio and video content, Internet website design and development, and Internet distribution and hosting. The Company was originally incorporated in New York in October 1992 as MediaOnDemand, Inc.

In December 1995, MediaOnDemand, Inc. formed a wholly-owned subsidiary, Internet Broadcast Center (“IBC”), to provide intranet broadcasting services to corporations and other organizations. On March 10, 1999, IBC was merged into Media On Demand, Inc., creating the current company, MediaOnDemand.com, Inc., which is a Delaware corporation.

On February 29, 2000, the Company acquired all of the outstanding shares of The Production Group, Inc. (“TPG”) for total consideration of $248,000; $185,000 in cash and approximately $63,000 in the Company’s common stock. The Production Group provides video production and editing services.

On April 30, 2000, the Company acquired all of the outstanding shares of Manhattan Microwave Communications, Inc. (“Manhattan Microwave”) for total consideration of $129,000; $75,000 in cash, and $54,000 in a deferred payment. Manhattan Microwave provides satellite transmission, signal acquisition, and digital communication services.

Since its inception the Company has incurred negative cash flow from operations, has sustained net losses and has working capital and capital deficiency. To date, the Company has been dependent upon debt and equity financing to fund its operations.

Subsequent to year end the Company was merged with and into VDAT/MOD Acquisition Corp., a wholly owned subsidiary of Visual Data Corporation. Refer to footnote 9.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements for the years ended December 31, 2001 and 2000 include the accounts of MediaOnDemand.com, Inc., The Production Group, Inc. and Manhattan Microwave Communications, Inc. All significant intercompany balances and transactions have been eliminated.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

Goodwill

The Company acquired the minority interest of IBC in March 1999 and allocated the excess of the purchase price over the net assets acquired of approximately $1,600,000 to goodwill. In February 2000, the Company acquired TPG and allocated the excess of the purchase price over the net assets acquired of approximately $100,000 to goodwill. In April 2000, the Company acquired Manhattan Microwave and allocated the excess of the purchase price over the net assets acquired of approximately $58,000 to goodwill. Manhattan Microwave goodwill was subsequently written off as impaired. All goodwill is amortized on a straight-line basis over three years. Amortization expense was approximately $567,000 and $619,000, for the years ended December 31, 2001 and 2000, respectively.

Revenue Recognition

The Company generates revenue by providing all of the elements necessary to deliver live and on-demand video and audio content over the internet. Such services include original onsite production, editing, digital encoding, application design and development, and distribution and hosting.

Production and editing services revenue consists of the capture, production, digital encoding, and editing of live and pre-recorded media. These services are sold under both time and materials and nonrefundable fixed price arrangements. Services are typically performed in less than a week. The Company recognizes revenue upon completion of the services.

Application design and development services enable customers to utilize streaming media within their websites and internet applications. These services are sold primarily on a fixed price basis. Revenue is recognized upon completion of the services for projects lasting less than one month. Generally, for projects having a duration of more than 90 days, customers are billed and revenue is recognized monthly based on the amount of work completed.

The Company charges customers for distribution and hosting services based on both the amount of content stored and the amount of content delivered to end-users. The amount of content delivered to end-users is based on either actual usage or the amount of peak capacity desired by the customer. Customers are billed and revenue is recognized monthly for these services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

Accounting for Long-Lived Assets

The Company accounts for long-lived assets under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS No. 121 established financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable tangibles to be disposed of. Management has performed a review of all long-lived assets and has determined that the assets acquired from Manhattan Microwave were impaired and written off and that no additional impairment of the respective carrying values has occurred as of December 31, 2001.

Advertising

Advertising costs are charged to operations as incurred. Advertising expenses related to continuing operations were $51,000 and $98,000 for the years ended December 31, 2001 and 2000, respectively.

Comprehensive Income or Loss

The Company has no components of other comprehensive income or loss, accordingly, net loss equals comprehensive loss for all periods presented.

Income Taxes

The Company adopted SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amounts of existing assets and liabilities and their tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period that the tax change occurs.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and loans payable approximate fair value due to the short-term maturity of these instruments. The carrying amounts of capital lease obligations approximate fair value.

Business Concentrations and Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with a financial institution. The Company performs periodic evaluations of the relative credit standing of this institution. The Company performs ongoing credit evaluations, generally does not require collateral, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. To date, such losses have been within management’s expectations.

The Company’s clients are primarily concentrated in the northeast United States. For the year ended December 31, 2001, one customer accounted for 10.6 percent of revenue. For the year ended December 31, 2000, one customer accounted for approximately 10.6 percent of revenue. The significant customer for the year ended December 31, 2001 is not the same as the significant customer for the year ended December 31, 2000.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

Stock-Based Compensation

The Company has adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and elected to continue to account for its employee stock options in accordance with Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees.” Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. The Company has provided the necessary pro forma disclosures as if the fair value method had been applied (Note 8).

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2001 and 2000:

	2001	2000	Useful Lives

Computer equipment	$2,411,502	$2,041,958	3 years
Furniture and fixtures	66,593	64,254	5 to 7 years
Leasehold improvements	57,677	56,559	Lesser of lease term or useful lives
Studio equipment	287,174	376,906	5 to 7 years
Office equipment	21,794	20,944	5 to 7 years

	2,844,740	2,560,621
Less-Accumulated depreciation	1,628,631	837,871

Property and equipment, net	$1,216,109	$1,722,750

Depreciation and amortization expense was approximately $822,000 and $528,000, for the years ended December 31, 2001 and 2000, respectively.

3. LOANS PAYABLE

On April 30, 2000, the Company acquired all of the outstanding shares of Manhattan Microwave Communications, Inc. for total consideration of $129,000, which included a $54,000 deferred payment. As of December 31, 2001, the Company discontinued the services of Manhattan Microwave, disposed of certain assets and wrote-off certain other assets from the acquisition, including the amount allocated to goodwill, and the balance of the deferred payment was forgiven. The Company recorded a loss of approximately $123,000 from such disposal.

In June 2001, the Company borrowed $100,000 under a Revolving Loan Agreement from an unaffiliated third party. The loan is personally guaranteed by the President and CEO of the Company. The loan bears interest at 25% per annum, payable monthly. As of December 31, 2001, there was no unpaid interest.

In July 2001, the Company executed a 5-year $78,000 convertible note (the “Note”) with an unaffiliated third party. The Note bears interest at 20% per annum, payable semiannually in arrears. The conversion feature is at $.30 per share over the term of the Note. This Note is secured by assets of the Company and contains a prepayment penalty ranging from 2-10% based upon the year of prepayment. As of December 31, 2001, the accrued interest was $6,500, which has subsequently been paid.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

In November and December 2001, the Company borrowed $157,000 from Visual Data Corporation. Subsequently, Visual Data acquired the Company. Refer to the Subsequent Event footnote number 9.

4. RELATED PARTY TRANSACTIONS

In 1999, the Company acquired computer equipment and software totaling approximately $209,000 from Itochu, Inc., which is a stockholder of the Company. The balance of $209,000 remained outstanding at December 31, 2000. In 2001, the Company executed a leasing facility with Itochu for three years bearing interest at 10% per annum on the outstanding balance. The balance at December 31, 2001 is approximately $185,000 and is classified as capital lease obligations in the accompanying balance sheet.

The Company has transactions from time to time with shareholder, directors, and affiliated companies. Related parties transactions for the years ended December 31, 2001 and 2000 are as follows:

	2001	2000

Sales	$133,663	$488,879
Operating expenses	$172,622	$370,385

5. COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases certain computer and office equipment under capital leases, and office space and equipment under noncancellable operating leases. Rent expense was $369,000 and $361,000, respectively, for the years ended December 31, 2001 and 2000. Future minimum annual lease payments under capital and noncancellable operating leases are as follows for the years ending December 31:

	Capital	Operating
	Leases	Leases

2002	$548,566	$278,330
2003	279,449	172,373
2004	73,508	177,521
2005	17,429	182,831
2006	—	188,445
Thereafter	—	325,583

Total minimum payments	918,952	$1,325,083

Less amount representing interest	125,282

Present value of net minimum lease payments	793,670
Less current portion of capital lease obligations	463,111

Long term capital lease obligations	$330,559

The Capital Lease Commitments for 2002 includes approximately $115,000 in past due obligations.

Litigation

The Company, from time to time, becomes involved in various routine legal proceedings in the ordinary course of its business. The Company believes that the outcome of all pending legal proceedings and unasserted claims in the aggregate will not have a material adverse effect on its results of operations, financial position or liquidity.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

6. INCOME TAXES

The Company has approximately $11.4 million net operating loss carryforward at December 31, 2001, which expire between 2014 through 2021. The utilization of the net operating losses against future taxable income may be limited as a result of ownership changes. In accordance with SFAS No. 109, the Company recognized a deferred tax asset of approximately $4.6 million primarily resulting from a net operating loss carryforward. A full valuation allowance has been recorded related to the deferred tax asset as a result of management’s uncertainty as to the realization of such asset. Accordingly, no benefit has been recorded. There are no other significant temporary differences.

7. STOCKHOLDERS’ EQUITY

Private Placements

In January 2000, the Company authorized 2 million shares of Series A Preferred Stock. In February 2000, the Company issued 569,375 shares of Series A Preferred Stock for aggregate proceeds of $1,822,000. The Series A Preferred Stock has a par value of $.01 per share and a liquidation preference of $3.20 per share; each share is convertible, at the option of the holder, at any time, into one share of common stock. Holders of the Series A Preferred Stock are entitled to receive dividends at the same rate, and on the same basis as the holders of common stock.

In February 2000, the Company entered into an agreement with Winstar Communications, Inc., (“Winstar”) whereby Winstar will offer the Company’s services to its customers and the Company will use Winstar’s backbone and colocation facilities for hosting and delivering streaming multimedia solutions to select clients. The agreement specifies $6.3 million of purchase commitments by the Company over three years. The Company believes that Winstar has breached its obligations under the agreement and that the agreement has been effectively terminated.

The agreement further specified a $1,000,000 direct investment in the Company by Winstar for 193,050 shares of Series B Preferred Stock and 38,610 warrants to purchase common stock. The Company authorized 193,050 shares of Series B Preferred Stock. The Series B Preferred Stock has a par value of $.01 per share and liquidation preference of $5.20 per share and has dividend and voting right parity with the Series A Preferred Stock. Each warrant entitles the holder to purchase one share of common stock at a set price any time on or prior to the earlier of (i) September 30, 2001 and (ii) the closing date of a qualified initial public offering, as defined in the agreement. Each share is convertible at the option of the holder into one share of common stock and was subject to mandatory redemption in April 2010.

In August and September 2000, the Company issued 393,481 shares of common stock for aggregate proceeds of $2,046,098.

In February 2001, the Company issued 1,216,064 shares of common stock for aggregate proceeds of $1,398,475.

In August 2001, the Company issued 1,820,000 shares of Series C Preferred Stock for aggregate proceeds of $546,000. The Series C Preferred Stock has a par value of $.01 per share and a liquidation preference of $.30 per share. Each share is convertible at the option of the holder into one share of common stock and has dividend and voting parity with Series A and B Preferred Stock.

Subsequent to December 31, 2001, all preferred and common stock was converted into common stock of Visual Data Corporation.

Stock-Based Compensation

In 2001, the Company issued 20,835 shares of common stock to consultants and employees for services they have rendered to the Company. These issuances were recorded based on fair market value of the stock on the date of the issuance. Accordingly, approximately $6,000 was charged to expense in the 2001 consolidated statement of operations.

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

8. STOCK OPTION PLAN

Under the terms of the Company’s 1999 Stock Option and Incentive Plan (the “Stock Option Plan”), 2,000,000 shares of common stock of the Company have been reserved for incentive stock options and nonqualified stock options (incentive and nonqualified stock options are collectively referred to as “Options”). Awards may be granted to such directors, employees and consultants of the Company as the Board of Directors shall in its discretion select. Only employees of the Company are eligible to receive grants of incentive stock options.

A summary of the activity of the Stock Option Plan is as follows:

	2001		2000

		Weighted Average		Weighted Average
	Number of Shares	Exercise Price	Number of Shares	Exercise Price

Balance, beginning of year	1,642,317	$2.99	742,667	$1.50
Options granted	—	—	1,051,500	3.84
Options exercised	—	—	(60,000)	(1.50)
Options canceled/expired	—	—	(91,850)	(1.73)

Balance, end of year	1,642,317	$2.99	1,642,317	$2.99

Exercisable, end of year	1,241,150	$2.65	925,500	$2.41

The above options vest up to a three-year period and have terms not to exceed ten years. The Company accounts for stock option grants under APB Opinion No. 25, under which no compensation cost is recognized as all options granted to employees equal to or above fair market value at the date of grant.

Had compensation for the Stock Option Plan been determined consistent with the provisions of SFAS No. 123, the effect on the Company’s Year Ended December 31, 2001 and 2000 results of operations would have been as follows:

	2001	2000

Pro Forma results of operations:
Net loss	$4,773,999	$6,653,941

The fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Expected option lives	3-4 years
Risk-free interest rates	5.5%
Expected volatility	50%
Dividend yield	..0%

MEDIA ON DEMAND.COM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

9. SUBSEQUENT EVENTS

Effective February 7, 2002, the Company was merged with and into VDAT/MOD Acquisition Corp., a Florida corporation (the “Merger Sub”), a wholly owned subsidiary of Visual Data Corporation, a Florida corporation (“VDAT”). On January 25, 2002, VDAT, the Company and Charles Saracino, a stockholder and president of the Company entered into an Agreement and Plan of Merger which provided, among other things, that upon the terms and subject to the conditions thereof, the Company will merge with and into Merger Sub. The Merger Sub is the surviving corporation in the Merger. The name of Merger Sub will be changed to Media On Demand, Inc. All outstanding shares of the Company capital stock have been converted into an aggregate of 3,400,000 shares of VDAT restricted common stock. All of the Company’s outstanding options were cancelled upon consummation of this transaction.

UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

VISUAL DATA CORPORATION AND SUBSIDIARIES

     The following Unaudited Consolidated Balance Sheet presents the pro forma financial position of the Company as of December 31, 2001 as if the acquisition of MediaOnDemand.com, Inc. and subsidiaries (“MOD”), which the Company acquired in February 2002, had been consummated as of December 31, 2001.

     The following Unaudited Consolidated Pro Forma Statements of Operations for the three months ended December 31, 2001 and for the year ended September 30, 2001 present the pro forma results of operations of the Company as if the acquisition of MOD, which was acquired in February 2002, had been consummated as of the beginning of the periods presented.

     The unaudited pro forma net loss per share is based on the combined weighted average number of shares of common stock, which include the shares issued in connection with the acquisition of MOD. Since the effect of common stock equivalents was anti-dilutive, all such equivalents are excluded from the calculation of pro forma net loss per share.

     These Unaudited Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated financial statements and notes thereto of the Company and MOD. These Unaudited Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of MOD has been accounted for under the purchase method of accounting. Accordingly, the Unaudited Consolidated Pro Forma Financial Statements reflect the Company’s preliminary allocation of the purchase price of such acquisition which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited consolidated pro forma results of operations do not necessarily reflect actual results which would have occurred if the acquisition had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

       The final allocation of the purchase price will be determined after completion of the acquisition and will be based upon a comprehensive final evaluation of the fair value of MOD’s tangible and identifiable intangible assets acquired and liabilities assumed at the time of the acquisition. The preliminary allocation is summarized in the following table:

Calculation of Purchase Price:

December 31, 2001

(in thousands)
Common stock	$2,138

Total purchase price	$2,138

Allocation of Purchase Price:

December 31, 2001

(in thousands)
Assets:
MOD’s historical assets	$1,952
Goodwill related to MOD acquisition	2,973
Liabilities:
MOD’s historical liabilities	(2,787)

Total purchase price	$2,138

VISUAL DATA CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2001

(In thousands, except per share data)

			Pro Forma
	Visual Data	MOD	Adjustments	Combined

Revenue	$1,560	$529	$0	$2,089
Operating expenses	2,788	1,361	0	4,149

Loss from operations	1,228	832	0	2,060

Other expense:
Interest expense, net	116	35	0	151
Other expense, net	63	7	0	70

Net loss from continuing operations	1,407	874	0	2,281

Loss from discontinued operations	761	0	0	761

Net loss	$2,168	$874	$0	$3,042

Net loss per share:
Continuing operations	$(.09)			$(.12)
Discontinued operations	$(.04)			$(.04)

Net loss	$(.13)			$(.16)

Weighted average shares outstanding	16,247,512			19,647,512 (e)

The accompanying notes are an integral part of these statements.

VISUAL DATA CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2001

(In thousands, except per share data)

			Pro Forma
	Visual Data	MOD	Adjustments	Combined

Revenue	$6,908	$4,970	$0	$11,878
Operating expenses	14,037	10,176	0	24,213

Loss from operations	7,129	5,206	0	12,335

Other income (expense):
Interest expense	848	106	0	954
Other income (expense)	265	(157)	0	108

Net loss from continuing operations	7,712	5,469	0	13,181

Loss from discontinued operations	3,840	0	0	3,840

Net loss	$11,552	$5,469	$0	$17,021

Net loss per share:
Continuing operations	$(.68)			$(.89)
Discontinued operations	$(.34)			$(.26)

Net loss	$(1.02)			$(1.15)

Weighted average shares outstanding	11,339,995			14,739,995	(e	)

The accompanying notes are an integral part of these statements.

VISUAL DATA CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2001
(In thousands)

			Pro Forma
	Visual Data	MOD	Adjustments		Combined

ASSETS
Cash and cash equivalents	$944	$80	$0		$1,024
Accounts receivable, net	1,277	418	(17	)(a)	1,678
Inventories, net	633	31	(157	)(a)	507
Prepaid expenses and other current assets	549	0	0		549

Total current assets	3,403	529	(174)		3,758
Property and equipment, net	3,394	1,216	0		4,610
Goodwill, net	2,800	143	2,973	(b)	5,916
Other assets	318	65	0		383
Net assets of discontinued operations	3,346	0	0		3,346

Total Assets	$13,261	$1,953	$2,799		$18,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,705	$1,511	$(17	)(a)	$3,199
Deferred revenue	215	69	0		284
Current portion of capital leases	17	463	0		480
Loans payable	2,219	335	(157	)(a)	2,397

Total current liabilities	4,156	2,378	(174)		6,360
Deferred rent	0	78	0		78
Capital leases, net of current portion	21	331	0		352
Convertible debenture	1,975	0	0		1,975
Preferred stock Series B – mezzanine	0	1,000	(1,000	)(c)	0
Preferred stock Series A	0	6	(6	)(c)	0
Preferred stock Series A-1	0	0	0		0
Preferred stock Series B	0	0	0		0
Preferred stock Series C	0	18	(18	)(c)	0
Preferred stock Series A-5	0	0	0		0
Common stock	1	127	(126	)(c,d)	2
Additional paid in capital	48,999	11,944	(9,806	) (c,d)	51,137
Accumulated deficit	(41,891)	(13,929)	13,929	(c)	(41,891)

Total Liabilities and Stockholders’ Equity	$13,261	$1,953	$2,799		$18,013

(a) Elimination of intercompany payable/receivable.
(b) Represents goodwill that resulted from the Visual Data transaction.
(c) Elimination of MOD equity as of December 31, 2001.
(d) Issuance of 3,400,000 shares of Visual Data stock as of December 31, 2001.
(e) Includes the weighted average effect of shares issued in the acquisition.

The accompanying notes are an integral part of these statements.